SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 1999

                          Level 3 Communications, Inc.
             (Exact name of Registrant as specified in its charter)

Delaware                                                           47-0210602
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

1025 Eldorado Boulevard, Broomfield, Colorado                            80021
(Address of principal executive offices)                              (Zip code)

                                  303-926-3000
               (Registrant's telephone number including area code)



                    3555 Farnam Street, Omaha, Nebraska 68131
         (Former name and former address, if changed since last report)



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Item 5.  Other Events

     At the Annual Meeting of Stockholders of Level 3 Communications, Inc. (the "Company") held on May 27, 1999, the stockholders approved an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.01 per share from 500 million to
1.5 billion. In addition, pursuant to authority granted in the Company's By-laws, on May 27, 1999, the Company's board of directors approved an amendment and restatement of the Company's By-laws, effective May 27, 1999.

Item 7.  Financial Statements and Exhibits

(a)  Financial Statements of businesses acquired.

     None

(b)  Pro forma financial information

     None

(c)  Exhibits

Exhibit 3.01 Certificate of Amendment of Restated Certificate of Incorporation of Level 3 Communications, Inc. filed June 2, 1999

Exhibit 3.02  Restated By-laws effective May 27, 1999

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Level 3 Communications, Inc.

June 3, 1999                         By:  /s/ Neil J. Eckstein
Date                                     Neil J. Eckstein, Vice President